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                             TECHFORCE CORPORATION
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                              1996 - EXHIBIT 11.1


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
                                                        1996        1995        1994
                                                     ----------  ----------  ----------
Primary:
     Weighted average shares outstanding...........   7,931,554   2,950,768   2,733,615
     Net effect of dilutive securities,
       based on the treasury stock and
       if-converted methods........................     403,504     475,933     340,428
     Shares of preferred stock assumed issued
       the conversion from redeemable convertible
       preferred stock upon completion of
       public offering.............................           0   2,839,566   2,839,566
                                                     ----------  ----------  ----------
Total shares used in computation...................   8,335,058   6,266,267   5,913,609

Net income.........................................  $2,323,100  $1,010,690  $  771,475
Net income per common and common
     equivalent share..............................  $     0.28  $     0.16  $     0.13


Fully diluted:
     Weighted average shares outstanding...........   7,931,554   2,950,768   2,733,615
     Net effect of dilutive securities, based
       on the treasury stock and if-converted
       methods.....................................     403,504     475,933     340,428
       the conversion from redeemable convertible
       preferred stock upon completion of
       public offering.............................           0   2,839,566   2,839,566
                                                     ----------  ----------  ----------
Total shares used in computation...................   8,335,058   6,266,267   5,913,609

Net income.........................................  $2,323,100  $1,010,690  $  771,475
Net income per common and common
     equivalent share..............................  $     0.28  $     0.16        0.13
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